NORTHEAST UTILITIES PARENT
1.1 PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1999
[CAPTION]

 Unaudited
 (Thousands of Dollars)                                           PRO FORMA
                                                    PRO FORMA    GIVING EFFECT
                                       PER BOOK     ADJUSTMENTS     TO ADJUSTS
                                    ----------- -----------      -------------
[S]                                     [C]           [C]          [C]
ASSETS

Other Property and Investments:
  Investments in subsidiary companies,
  at equity                             2,199,224         0         2,199,224
  Investments in transmission companies,
  at equity                                17,900                      17,900
  Other, at cost                               54                          54
                                        ----------   ----------    ----------
                                        2,217,178             -     2,217,178

 Current Assets:
   Cash                                         -     350,000 a),b)   350,000
   Notes receivable from affiliated
   companies                                22,300                     22,300
   Notes and accounts receivable               571                        571
   Accounts receivable from affiliated
   companies                                 4,172                      4,172
   Prepayments                                  27                         27
                                        ----------   ----------    ----------
                                            27,070    350,000         377,070

 Deferred Charges:
   Accumulated deferred incomes taxes        6,160                      6,160
   Unamoritized debt expense                    46                         46
   Other                                     2,562                      2,562
                                        ----------   ----------    ----------
                                             8,768           -          8,768
                                        ----------   ----------    ----------
 Total Assets                            2,253,016    350,000       2,603,016
                                        ==========   ==========    ==========

 CAPITALIZATION AND LIABILITIES

 Capitalization
   Common Stock                            686,188          0         686,188
   Capital surplus, paid in                940,448                    940,448
   Deferred benefit plan--employee
   stock                                  (133,947)                  (133,947)
   Retained earnings                       579,449     (32,500)       546,949
   Accumulated other comprehensive income    1,524                      1,524
                                         ----------  ----------    ----------
 Total common stockholder's equity       2,073,662     (32,500)     2,041,162
   Long-term debt                          152,000                    152,000
                                        ----------   ----------    ----------
     Total Capitalization                2,225,662     (32,500)     2,193,162
                                        ----------   ----------    ----------
 Current Liabilities:
   Notes payable to bank                         -     400,000  a)    400,000
   Accounts payable                            742                        742
   Accounts payable to affiliated
   companies                                 3,233                      3,233
   Long-term debt--current portion          19,000                     19,000
   Accrued taxes                             2,047     (17,500) b)    (15,453)
   Accrued interest                          1,969                      1,969
   Other                                         2                          2
                                        ----------   ----------    ----------
                                            26,993     382,500        409,493
                                        ----------   ----------    ----------
   Other deferred credits                      361                        361
                                        ----------   ----------    ----------
Total Capitalization and Liabilities    $2,253,016    $350,000     $2,603,016
                                        ==========   ==========    ==========

<TABLE

NORTHEAST UTILITIES PARENT
1.2A PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED JUNE 30, 1999
[CAPTION]

 Unaudited
 (Thousands of Dollars)
                                                                 PRO FORMA
                                                   PRO FORMA    GIVING EFFECT
                                      PER BOOK    ADJUSTMENTS   TO ADJUSTS
                                     [C]          [C]           [C]
 Operating Revenues                  $    0       $    0        $      0
                                     ----------   ----------    ----------
 Operating Expenses:
   Operation expense                   6,564                       6,564
   Federal and state income taxes     (8,395)                    ( 8,395)
   Taxes other than income taxes           8                           8
                                     ----------   ----------    ----------
     Total operating expenses         (1,823)           -         (1,823)
                                     ----------   ----------    ----------

 Operating Income                      1,823            -          1,823
                                     ----------   ----------    ----------
 Other Income / (Loss):
   Equity in earnings of subsidiaries(97,350)                    (97,350)
   Equity in earnings of transmission
   companies                           2,725                       2,725
   Other, net                         (2,997)                     (2,997)
   Income taxes                       (4,776)       17,500  b)    12,724
                                    ----------   ----------   ----------
       Other loss, net              (102,398)       17,500       (84,898)
                                    ----------   ----------   ----------
       Loss before interest charges (100,575)       17,500       (83,075)
                                    ----------   ----------   ----------

 Interest Charges:
   Interest on long-term debt         15,449                      15,449
   Other interest                        382        50,000  b)    50,382
                                    ----------   ----------   ----------
      Interest Charges, net           15,831        50,000        65,831
                                    ----------   ----------   ----------
 Net Loss                           $116,406)     $(32,500)    $(148,906)
                                   ===========   ===========  ===========


NORTHEAST UTILITIES PARENT
1.2 B PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF JUNE 30, 1999

 Unaudited
 (Thousand of Dollars)

                                                                PRO FORMA
                                               PRO FORMA       GIVING EFFECT
                                 PER BOOK      ADJUSTMENTS      TO ADJUSTS

Balance at beginning of period        695,846   $   0          $695,846

 Net loss                            (116,406)  (32,500)       (148,906)

 Miscellaneous elimination adjustment       9         -               9
                                    ---------- ----------      ---------
 Balance at end of period            $579,449  $(32,500)       $546,949
                                    ========== ===========     ==========

<TABLE

NORTHEAST UTILITIES PARENT
1.2C PRO FORMA CAPITAL STRUCTURE
AS OF JUNE 30, 1999
[CAPTION]

 Unaudited
 (Thousands of Dollars)                                    PRO FORMA
                                              PRO FORMA    GIVING EFFECT
                                PER BOOK      ADJUSTMENTS   TO ADJUSTS

[S]                             [C]              [C]            [C]

Long-term debt*              $    152,000       $   0         $   152,000

Common stock equity             2,073,662       (32,500)        2,041,162
                                ------------   ------------     -----------
Total Capitalization          $ 2,225,662     $ (32,500)      $ 2,193,162
                                ============   ============     ===========

*Does not include current portion






NORTHEAST UTILITIES PARENT
1.2D PRO FORMA ADJUSTMENTS TO FINANCIAL
STATEMENTS

(THOUSANDS OF DOLLARS)

                                 Debit              Credit

a)   Cash                        $400,000

          Notes Payable to Bank                    $400,000

     To record issuance of additional short-term debt.

b)   Other interest               $50,000
     Accrued Taxes                $17,500
              Income tax                            $17,500
              Cash
    affiliated companies                5,975                     5,975
   Accrued taxes                          934     (8,600) b)     (7,666)
   Accrued interest                     7,790                     7,790
   Other                               12,624                    12,624
                                    ----------  ----------    ---------
                                      257,874    163,400        421,274
                                    ----------  ----------    ---------
 Deferred Credits and Other
 Long-term Liabilities
   Accumulated deferred income
     taxes                            255,540                   255,540
   Accumulated deferred investment
    tax credits                        21,160                    21,160
   Decommissioning obligation
     -- Millstone 1                   131,500                   131,500
   Deferred contractual
obligations                            68,498                    68,498
   Other                               23,424                    23,424
                                   ----------  ----------   -----------
                                      500,122          -        500,122
                                   ----------  ----------    -----------

  Total Capitalization and
       Liabilities                $ 1,340,761  $ 150,500    $ 1,491,261
                                   ==========  ==========    ==========

WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
3.2A PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED JUNE 30, 1999

 Unaudited
 (Thousands of Dollars)
                                                          Pro Forma
                                           Pro Forma      Giving Effect
                               Per Book    Adjustments    To Adjustments
Operating Revenues          $    401,999      $     0    $ 401,999
                                --------    ----------    ----------
 Operating Expenses:
   Operation --
     Fuel, purchased and net
      interchange power          107,942                   107,942
     Other                       134,534                   134,534
   Maintenance                    56,260                    56,260
   Depreciation                   39,470                    39,470
   Amortization of regulatory
    assets, net                    8,395                     8,395
   Federal and state income taxes  8,675                     8,675
   Taxes other than income taxes  20,304                    20,304
                                ---------  ----------   ----------
      Total operating expenses   375,580           -       375,580
                                ---------  ----------    ----------
 Operating Income                 26,419           -        26,419
                                ---------  ----------    ----------
 Other Income:
   Equity in earnings of regional
    nuclear generating companies
      and subsidiary company       1,101                     1,101
   Other, net                     (2,704)                   (2,704)
   Income taxes                    2,819     8,600   b)     11,419
                                ---------  ----------    ----------
      Other income, net            1,216     8,600           9,816
                                ---------  ----------    ----------
     Income before interest
charges                           27,635     8,600          36,235
                                ---------  ----------    ----------

 Interest Charges:
   Interest on long-term debt     26,734                    26,734
   Other interest                  2,074     21,500  b)     23,574
                                ---------  ----------    ----------
      Interest charges, net       28,808     21,500         50,308
                                ---------  ----------    ----------
 Net (Loss) / Income           $ (1,173)   $(12,900)      $ 14,073)
                              ===========  =========     ==========


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
3.2B PRO FORMA STATEMENT OF RETAINED EARNINGS
AS OF JUNE 30, 1999

Unaudited
 (Thousands of Dollars)

                                                              Pro Forma
                                              Pro Forma     Giving Effect
                                 Per Book     Adjustments   To Adjustments

Balance at beginning of period    $ 57,724       $    0     $ 57,724

 Net (loss) / income                (1,173)     (12,900)     (14,073)

 Common dividends                        -            -            0

 Cash dividends on preferred stock  (2,969)           -       (2,969)

 ESOP contribution                  (6,819)           -       $6,819)
                                   --------   ----------    ----------
 Balance at end of period         $ 46,763    $(12,900)     $ 33,863
                                  ==========  ==========    ===========






WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
3.2C PRO FORMA CAPITAL STRUCTURE
AS OF JUNE 30, 1999

Unaudited
 (Thousands of Dollars)                                   Pro Forma
                                           Pro Forma      Giving Effect
                             Per Book      Adjustments    To Adjustments

Long-term debt*             $ 290,025       $      0      $ 290,025

Preferred stock not subject
 to mandatory redemption       20,000              -         20,000

Preferred stock subject to
 mandatory redemption          16,500              -         16,500

Common stock equity             5,296       (12,900)        232,396
                             --------    -----------    -----------
 Total capitalization       $ 571,821     $ (12,900)    $   558,921

